EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated December 9, 2009, with respect to the statement of condition including the related portfolio of Build America Bonds Income Trust, Series 18 (included in Van Kampen Unit Trusts, Taxable Income Series 218) as of December 9, 2009, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-162101) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".


                                                          /s/ GRANT THORNTON LLP


New York, New York
December 9, 2009